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                                                                    EXHIBIT 10.4


                   AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

             STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE--NET

                (DO NOT USE THIS FORM FOR MULTI-TENANT BUILDINGS)


1.   BASIC PROVISIONS ("BASIC PROVISIONS")

     1.1 PARTIES: This Lease ("Lease"), dated for reference purposes only JUNE 4, 1999 , is made by and between W.F. BATTON & CO., INC., A CALIFORNIA CORPORATION ("LESSOR") and WIRELESS, INC., A CALIFORNIA CORPORATION, AND MOMENTUM LASER, INC., A CALIFORNIA CORPORATION ("LESSEE"), collectively the "PARTIES" or individually a "PARTY").

     1.2 PREMISES: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known as 5452 BETSY ROSS DRIVE, SANTA CLARA , located in the County of SANTA CLARA , State of CALIFORNIA , and generally described as (describe briefly the nature of the property and, if applicable, the "PROJECT", if the property is located within a Project) A PARCEL OF LAND CONTAINING 3.71 ACRES, MORE OR LESS, WITH A BUILDING CONTAINING APPROXIMATELY 54,800 SQUARE FEET MORE PARTICULARLY DESCRIBED ON EXHIBIT "A" ATTACHED HERETO ("PREMISES"). (Se also Paragraph 2)

     1.3 TERM: SEVEN (7) years and 0 months ("ORIGINAL TERM") commencing AUGUST 1, 1999 ("COMMENCEMENT DATE") and ending JULY 31, 2006 (SEE ADDENDUM (EXPIRATION DATE"). (See also Paragraph 3)

     1.4 EARLY POSSESSION: N/A PARAGRAPH 52(A)) ("EARLY POSSESSION DATE" ). (See also Paragraphs 3.2 and 3.3) Paragraph 50)

     1.5 BASE RENT: $ SEE ADDENDUM per month ("BASE RENT"), payable on the FIRST day of each month commencing AUGUST 1, 1999 (See also Paragraph 4) [ ] If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

     1.6 BASE RENT PAID UPON EXECUTION: $ 73,980 as Base Rent for the period AUGUST 1, 1999.

     1.7 SECURITY DEPOSIT: $(SEE ADDENDUM PARAGRAPH 51) ("SECURITY DEPOSIT"). (See also Paragraph 5)

     1.8 AGREED USE: MANUFACTURING, STORAGE,DISTRIBUTION AND ASSEMBLY OF COMPUTER RELATED PRODUCTS (See also Paragraph 6)

     1.9 INSURING PARTY. Lessor is the "INSURING PARTY" unless otherwise stated herein. (See also Paragraph 8)

     1.10 REAL ESTATE BROKERS: (See also Paragraph 15)

          (a) REPRESENTATION: The following real estate brokers (collectively, the "BROKERS") and brokerage relationships exist in this transaction (check applicable boxes):

[XX] WAYNE MASCIA ASSOCIATES represents Lessor Exclusively ("LESSOR'S BROKER");

[XX] COLLIERS PARRISH represents Lessor exclusively ("LESSOR'S
     BROKER"); or [ ]represents both Lessor and Lessee ("DUAL AGENCY").

          (b) PAYMENT TO BROKERS: upon execution and delivery of this Lease by both Parties, Lessor shall pay to the Broker the fee agreed to in their separate written agreement (or if there is no such agreement, the sum of N/A % of the total Base Rent for the brokerage services rendered by said Broker).

     1.11 GUARANTOR. The obligations of the Lessee under this Lease are to be guaranteed by N/A ("GUARANTOR"). (See also Paragraph 37)

     1.12 ADDENDA AND EXHIBITS. Attached hereto is an Addendum or Addenda consisting of Paragraphs 50 through 57 and Exhibits "A" LEGAL AND "B" TENANT; IMPROVEMENTS, AND "B-2" FLOOR PLAN, AND "C" LESSEE'S HAZARDOUS MATERIALS, all of which constitute a part of this Lease.

2. PREMISES.

     2.1 LETTING. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating rental, is an approximation which the Parties agree is reasonable and the rental based thereon is not subject to revision whether or not the actual size is more or less.

     2.2 CONDITION. Lessor shall deliver the Premises to Lessee broom clean and free of debris on the Commencement Date (See Addendum Paragraph 52) ("Start Date"), and so long as the required service contracts described in Paragraph 7.1(b) below are obtained by Lessee within thirty (30) days following the Start Date, warrants that the existing electrical plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems ("HVAC"), loading doors, if any, and all other such elements in the Premises, other than those constructed by Lessee, shall be in good operating condition on said date and that the structural elements of the roof, bearing walls and foundation of any buildings on the Premises (the "BUILDING") shall be free of material defects, if a non-compliance with said warranty exists as of the Start Date, Lessor shall, as Lessor's sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify same at Lessor's expense. If, after the Start Date, Lessee does not give Lessor written notice of any non-compliance with this warranty within: (i) one year as to the surface of the roof and the structural portions of the roof, foundations and bearing walls, (ii) six (6) months as to the HVAC systems, (iii) thirty (30) days as to the remaining systems and other elements of the Building, correction of such non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense.

     2.3 COMPLIANCE. Lessor warrants that the improvements on the Premises comply with all applicable laws, covenants or restrictions of record, building codes, regulations and ordinances ("APPLICABLE REQUIREMENTS") in effect on the Start Date. Said warranty does not apply to the use to which Lessee will put the Premises or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. NOTE: Lessee is responsible for determining whether or not the zoning is appropriate for Lessee's intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor's expense, If Lessee does not give Lessor written notice of a non-compliance with this warranty within six (6) months following the Start Date, correction of that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense.

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     2.4 ACKNOWLEDGEMENTS. Lessee acknowledges that: (a) it has been advised by
Lessor and/or Brokers to satisfy itself with respect the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements), and their suitability for Lessee's intended use, (b) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Lessor, Lessor's agents, nor any Broker has made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Lessor acknowledges that: (a) Broker has made no representations, promises or warranties, concerning Lessee's ability to honor the Lease or suitability to occupy the Premises, and (b) it is Lessor's sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

3.   TERM.

     3.1 TERM. The Commencement Date. Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

     3.3 DELAY IN POSSESSION. Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Commencement Date. If, despite said efforts. Lessor is unable to deliver possession as agreed, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until it receives possession of the Premises. If possession is not delivered within sixty (60) days after the Commencement Date, Lessee may, at its option, by notice in writing within ten (10) days after the end of such sixty (60) day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Lessor within said ten (10) day period, Lessee's right to cancel shall terminate. Except as otherwise provided, if possession is not tendered to Lessee by the Start Date and LessXX does not terminate this Lease, as aforesaid, any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus a XXX days of delay caused by the acts or omissions of Lessee. If possession of the Premises is not delivered within four (4) months after the Commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing.

     3.4 LESSEE COMPLIANCE. Lessor shall not be required to tender possession of the Premises to Lessee until Lessee complies with the obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of the obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor's election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4. RENT.

     4.1. RENT DEFINED. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent ("Rent").

     4.2 PAYMENT. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset deduction (except as specifically permitted in this Lease), on or before the day on which it is due. Rent for any period during the term hereXX which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor's rights to the balance of such Rent, regardless of Lessor's endorsement of any check so stating.

5. SECURITY DEPOSIT. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee's faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of said Security Deposit, Lessee shall within ten (10) days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the XXX amount required by this Lease. If the Base Rent Increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional moneys with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent. Lessor shall not be required to keep the Security Deposit separate form its general accounts. Within fourteen (14) days after the expiration or termination of this Lease. If Lessor elects to apply the Security Deposit only to unpaid Rent, and otherwise within thirty (30) days after the Premises have been vacated pursuant to Paragraph XXX below, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease.

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6.   USE.

     6.1 USE. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to neighboring properties. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein, is not significantly more burdensome to the Premises. If Lessor elects to withhold consent, Lessor shall within fifteen (15) days after such request give written notification of same, which notice shall include an explanation of Lessor's objections to the change in use.

     6.2 HAZARDOUS SUBSTANCES.

         a) REPORTABLE USES REQUIRE CONSENT. The term "HAZARDOUS SUBSTANCE" as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or
(iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute of law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee's expense) with all Applicable Requirements. "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.

         (b) DUTY TO INFORM LESSOR. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

         (c) LESSEE REMEDIATION. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee's expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any related third party.

         (d) LESSEE INDEMNIFICATION. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any related third party (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from adjacent properties). Lessee's obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. NO TERMINATION, CANCELLATION OR RELEASE AGREEMENT ENTERED INTO BY LESSOR AND LESSEE SHALL RELEASE LESSEE FROM ITS OBLIGATIONS UNDER THIS LEASE WITH RESPECT TO HAZARDOUS SUBSTANCES, UNLESS SPECIFICALLY SO AGREED BY LESSOR IN WRITING AT THE TIME OF SUCH AGREEMENT.

         (e) LESSOR INDEMNIFICATION. Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which existed as a result of Hazardous Substances on the Premises prior to the Start Date or which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees. Lessor's obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

         (f) INVESTIGATIONS AND REMEDIATIONS. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to the Start Date, unless such remediation measure is required as a result of Lessee's use (including "Alterations", as defined in paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor's agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor's investigative and remedial responsibilities.

         (g) LESSOR TERMINATION OPTION. If a Hazardous Substance Condition occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor's rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, at Lessor's option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds twelve (12) times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee, within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor's desire to terminate this Lease as of the date sixty (60) days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within ten (10) days thereafter, give written notice to Lessor of Lessee's commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to twelve (12) times the then monthly Base Rent or $100,000, whichever is greater, Lessee shall provide Lessor with said funds or satisfactory assurance thereof within thirty (30) days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor s notice of termination.

     6.3 LESSEE'S COMPLIANCE WITH APPLICABLE REQUIREMENTS. Except as otherwise provided in this Lease, Lessee shall, at Lessee sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultants which relate in any manner to the Premises, without regard to whether said requirements are now in effect or become effective after the Start Date. Lessee shall, within ten (10) days after receipt of Lessor's written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee's compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements.

     6.4 INSPECTION; COMPLIANCE. Lessor and Lessor's "Lender" (as defined in Paragraph 30 below) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a contamination is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspections, so long as such inspection is reasonably related to the violation or contamination (See Addendum Paragraph 53)

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7.   MAINTENANCE, REPAIRS, UTILITY INSTALLATIONS, TRADE FIXTURES AND
     ALTERATIONS.

     7.1 LESSEE'S OBLIGATIONS. (See Addendum Paragraph 54)

          (a) IN GENERAL. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee's Compliance with Applicable Requirements), 7.2 (Lessor's Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee's sole expense, keep the Premises, Utility Installations, and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repair or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment, facilities, such as plumbing, heating, ventilating, air-conditioning, electrical, lighting facilities, boilers, pressure vessels, fire protection system, fixtures, walls (interior and exterior), foundations, ceilings, roofs, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in, on, or adjacent to the Premises. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Lessee shall, during the term of this Lease, keep the exterior appearance of the Building in a first-class condition consistent with the exterior appearance of other similar facilities of comparable age and size in the vicinity, including, when necessary, the exterior repainting of the Building.

         (b) SERVICE CONTRACTS. Lessee shall, at Lessee's sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements ("Basic Elements"), if any, if and when installed on the Premises: (i) HVAC equipment, (ii) boiler, and pressure vessels, (iii) fire extinguisher systems, including fire alarm and/or smoke detection, (iv) landscaping and irrigation systems, (v) roof covering and drains, (vi) driveways and parking lots, (vii) clarifiers (viii) basic utility feed to the perimeter of the Building, and (ix) any other equipment, if reasonably required by Lessor.

          (c) REPLACEMENT. Subject to Lessee's indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee's failure to exercise and perform good maintenance practices, if the Basic Elements described in Paragraph 7.1(b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such Basic Elements, then such Basic Elements shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is the number of months the useful life of such replacement as such useful life is specified pursuant to Federal income tax regulations or guidelines for depreciation thereof (including interest on the unamortized balance as is then commercially reasonable in the judgment of Lessor's accountants), with Lessee reserving the right to prepay its obligation at any time.

     7.2 LESSOR'S OBLIGATIONS. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 9 (Damage or Destruction) and 14 (Condemnation), it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, or the equipment therein, all of which obligations are intended to be that of the Lessee. It is the intention of the Parties that the term of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises, and they expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.

     7.3 UTILITY INSTALLATIONS; TRADE FIXTURES; ALTERATIONS.

         (a) DEFINITIONS; CONSENT REQUIRED. The term "Utility Installations" refers to all floor and window coverings, air lines, power panels, electrical distribution, security and fire protection systems, communication systems, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term "TRADE FIXTURES" shall mean Lessee's machinery and equipment that can be removed without doing material damage to the Premises. The term "ALTERATIONS" shall mean any modification of the improvements, other than Utility Installations and Trade Fixtures, whether by addition or deletion. "LESSEE OWNED ALTERATIONS AND/OR UTILITY INSTALLATIONS" are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a). Lessee shall not make any Alterations to Utility Installations to the Premises without Lessor's prior written consent. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, and the cumulative cost thereof during this Lease as extended does not exceed $50,000 in the aggregate or $10,000 in any one year.

         (b) CONSENT. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessee shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee's: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications.

         (c) INDEMNIFICATION. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself. Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to one and one-half times the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same, if Lessor elects to participate in any such action, Lessee shall pay Lessor's attorneys' fees and costs.

     7.4 OWNERSHIP; REMOVAL; SURRENDER; AND RESTORATION.

         (a) OWNERSHIP. Subject to Lessor's right to require removal or elect ownership as hereafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per Paragraph 7.4 (b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

         (b) REMOVAL. By delivery to Lessee of written notice from Lessor not earlier than ninety (90) and not later than thirty (30) days prior to the end of the term of this Lease. Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease if Landlord requires removal as part of its consent. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility installations made without the required consent.

         (c) SURRENDER/RESTORATION. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. Ordinary wear and tear shall not include any damage or deterioration that would have been prevented by good maintenance practice. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee Owned Alterations and/or Utility installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee, and the removal, replacement, or remediation of any soil, material or groundwater contaminated by Lessee. Trade Fixtures shall remain the property Lessee sand shall be removed by Lessee. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

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8.   INSURANCE: INDEMNITY.

     8.1 PAYMENT FOR INSURANCE. Lessee shall pay for all insurance required under Paragraph 8 except to the extent of the cost attributable to liability insurance carried by Lessor under Paragraph 8.2(b) in excess of $2,000,000 per occurrence. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term. Payment shall be made by Lessee to Lessor within ten (10) days following receipt of an invoice.

     8.2 LIABILITY INSURANCE.

        (a) CARRIED BY LESSEE. Lessee shall obtain and keep in force a Commercial General Liability Policy of Insurance protecting Lessee and Lessor against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $2,000,000 per occurrence with an "ADDITIONAL INSURED-MANAGERS OR LESSORS OF PREMISES ENDORSEMENT" and contain the "AMENDMENT OF THE POLLUTION EXCLUSION ENDORSEMENT" for damage caused by heat, smoke or fumes from a hostile fire. The Policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Lessee's indemnity obligations under this Lease. The limits of such insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

         (b) CARRIED BY LESSOR. Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

     8.3 PROPERTY INSURANCE - BUILDING, IMPROVEMENTS AND RENTAL VALUE.

          (a) BUILDING AND IMPROVEMENTS. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor, with loss payable to Lessor, any groundlessor, and to any Lender(s) insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lenders, but in no event more than the commercially reasonable and available insurable value thereof. If Lessor is the Insuring Party, however, Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee's personal property shall be insured by Lessee under Paragraph 8.4 rather than by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an Insured Loss.

          (b) RENTAL VALUE. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one (1) year. Said insurance shall provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year's loss of Rent from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next twelve (12) month period. Lessee shall be liable for any deductible amount in the event of such loss.

          (c) ADJACENT PREMISES. If the Premises are part of a larger building, or of a group of buildings owned by Lessor which are adjacent to the Premises, the Lessee shall pay for any increase in the premiums for the property insurance of such building or buildings if said increase is caused by Lessee's acts, omissions, use or occupancy of the Premises.

     8.4 LESSEE'S PROPERTY/BUSINESS INTERRUPTION INSURANCE.

         (a) PROPERTY DAMAGE. Lessee shall obtain and maintain insurance coverage on all of Lessee's personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such insurance is in force.

         (b) BUSINESS INTERRUPTION. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

         (c) NO REPRESENTATION OF ADEQUATE COVERAGE. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee's property, business operations or obligations under this Lease.

     8.5 INSURANCE POLICIES. Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least B+, V, as set forth in the most current issue of "Best's Insurance Guide", or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after thirty (30) days prior written notice to Lessor. Lessee shall, at least thirty (30) days prior to the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

     8.6 WAIVER OF SUBROGATION. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

     8.7 INDEMNITY. Except for Lessor's gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys' and consultants' fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified.

     8.8 EXEMPTION OF LESSOR FROM LIABILITY. Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee. Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects or pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, or from other sources or places. Lessor shall not be liable for any damage arising from any act or neglect of any other tenant of Lessor. Notwithstanding Lessor's negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee's business or for any loss of income or profit therefrom.

9.   DAMAGE OR DESTRUCTION.

     9.1 DEFINITIONS.

          (a) "PREMISES PARTIAL DAMAGE" shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in 270 days or less from the date of the damage or destruction.

                                     PAGE 5
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Lessor shall notify Lessee in writing within thirty (30) days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

          (b) "PREMISES TOTAL DESTRUCTION" shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired 270 days or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within thirty (30) days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

          (c) "INSURED LOSS" shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a) irrespective of any deductible amounts or coverage limits involved.

         (d) "REPLACEMENT COST" shall mean the cost to repair or rebuild the improvements owned of Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

         (e) "HAZARDOUS SUBSTANCE CONDITION" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.

     9.2 PARTIAL DAMAGE - INSURED LOSS. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect: provided, however, that Lessee shall, at Lessor's election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee's responsibility) as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within ten (10) days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said ten (10) day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within ten (10) days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect; or (ii) have this Lease terminate thirty (30) days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party

     9.3 PARTIAL DAMAGE - UNINSURED LOSS. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligence or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective sixty (60) days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within ten (10) days after receipt of the termination notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within thirty (30) days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs a soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

     9.4 TOTAL DESTRUCTION. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate sixty (60) days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor's damages from Lessee, except as provided in Paragraph 8.6.

     9.5 DAMAGE NEAR END OF TERM. If at any time during the last six (6) months of this Lease there is damage for which the cost to repair exceeds one (1) month's Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving a written termination notice to Lessee within thirty (30) days after the date of occurrence of such damage.

     9.6 ABATEMENT OF RENT; LESSEE'S REMEDIES.

         (a) ABATEMENT. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

     (b) REMEDIES. If Lessor shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within ninety (90) days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee's election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice, if Lessee gives such notice and such repair or restoration is not commenced within thirty (30) days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within said thirty (30) days, this Lease shall continue in full force and effect. "COMMENCE" shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

     9.7 TERMINATION-ADVANCE PAYMENTS. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor.

     9.8 WAIVE STATUTES. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10.  REAL PROPERTY TAXES.

     10.1 DEFINITION OF "REAL PROPERTY TAXES. As used herein, the term "Real Property Taxes" shall include any form of assessment real estate, general, special, ordinary or extraordinary, or rental levy or tax other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Premises. Lessor's right to other income therefrom, and/or Lessor's business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated

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with reference to the Building address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Premises are located. The term "Real Property Taxes" shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Premises.

     10.2

         (a) PAYMENT OF TAXES. Lessee shall pay the Real Property Taxes applicable to the Premises during the term of this Lease. Subject to Paragraph 10.2(b), all such payments shall be made at least ten (10) days prior to any delinquency date. Lessee shall promptly furnish Lessor with satisfactory evidence that such taxes have been paid. If any such taxes shall cover any period of time prior to or after the expiration or termination of this Lease, Lessee's share of such taxes shall be prorated to cover only that portion of the tax bill applicable to the period that this Lease is in effect, and Lessor shall reimburse Lessee for any overpayment. If Lessee shall fail to pay any required Real Property Taxes, Lessor shall have the right to pay the same, and Lessee shall reimburse Lessor therefor upon demand.

         (b) ADVANCE PAYMENT. In the event Lessee incurs a late charge on any Rent payment, Lessor may, at Lessor's option, estimate the current Real Property Taxes, and require that such taxes be paid in advance to Lessor by Lessee, either: (i) in a lump sum amount equal to the installment due, at least twenty
(20) days prior to the applicable delinquency date, or (ii) monthly in advance with the payment of the Base Rent. If Lessor elects to require payment monthly in advance, the monthly payment shall be an amount equal to the amount of the estimated installment of taxes divided by the number of months remaining before the month in which said installment becomes delinquent. When the actual amount of the applicable tax bill is known, the amount of such equal monthly advance payments shall be adjusted as required to provide the funds needed to pay the applicable taxes. If the amount collected by Lessor is insufficient to pay such Real Property Taxes when due, Lessee shall pay Lessor, upon demand, such additional sums as are necessary to pay such obligations. All moneys paid to Lessor under this Paragraph may be intermingled with other moneys of Lessor and shall not bear interest. In the event of a Breach by Lessee in the performance of its obligations under this Lease, then any balance of funds paid to Lessor under the provisions of this Paragraph may at the option of Lessor, be treated as an additional Security Deposit.

     10.3 JOINT ASSESSMENT. If the Premises are not separately assessed, Lessee's liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be conclusively determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available.

     10.4 PERSONAL PROPERTY TAXES. Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee. When possible, Lessee shall cause such property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee's property within ten (10) days after receipt of a written statement.

11. UTILITIES. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered.

12. ASSIGNMENT AND SUBLETTING. (See Addendum Paragraph 55)

     12.1 LESSOR'S CONSENT REQUIRED.

         (a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, "ASSIGN OR ASSIGNMENT") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent.

         (b) A change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of fifty percent (50%) or more of the voting control of Lessee shall constitute a change in control for this purpose.

         (d) An assignment or subletting without consent shall, at Lessor's option, be a Default curable after notice per Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may either: (i) terminate this Lease, or (ii) upon thirty (30) days written notice, increase the monthly Base Rent to one hundred ten percent (110%) of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to one hundred ten percent (110%) of the price previously in effect, and (ii) all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to One Hundred Ten Percent (110%) of the scheduled adjusted rent.

         (e) Lessee's remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

     12.2  TERMS AND CONDITIONS APPLICABLE TO ASSIGNMENT AND SUBLETTING,

         (a) Regardless of Lessor's consent, any assignment or subletting shall not: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

         (b) Lessor may accept Rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for Lessee's Default or Breach.

         (c) Lessor's consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

         (d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee's obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor's remedies against any other person or entity, responsible therefore to Lessor, or any security held by Lessor.

         (e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any (See Addendum Paragraph 55 (d))

         (f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions or an assignment or sublease to which Lessor has specifically consented to in writing.

     12.3 ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO SUBLETTING. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

         (a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee's obligations, Lessee may collect said Rent. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublease, upon receipt of a written notice

                                     PAGE 7


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from Lessor stating that a Breach exists in the performance of Lessee's obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

         (b) In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

          (c) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

          (d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

          (e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13. DEFAULT; BREACH; REMEDIES.

     13.1 DEFAULT; BREACH. A "Default" is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or rules under this Lease. A "Breach" is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

          (a) The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

          (b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of three (3) business days following written notice to Lessee.

          (c) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) a Estoppel Certificate, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 42 (easements), or (viii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of ten (10) days following written notice to Lessee.

          (d) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, other than those described in subparagraphs 13.1(a), (b) or (c), above, where such Default continues for a period of thirty (30) days after written notice; provided, however, that if the nature of Lessee's Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

          (e) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a "debtor" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

          (f) The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

          (g) If the performance of Lessee's obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of Guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor's becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor's refusal to honor the guaranty, or (v) a Guarantor's breach of its guaranty obligation on an anticipatory basis, and Lessee's failure, within sixty (60) days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

     13.2 REMEDIES. If Lessee fails to perform any of its affirmative duties or obligations, within ten (10) days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee upon receipt of invoice therefor. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its option, may require all future payments to be made by Lessee to be by cashier's check. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

          (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided: and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent (1%). Efforts by Lessor to mitigate damages caused by Lessee's Breach of this Lease shall not waive Lessor's right to recover damages under Paragraph 12. If termination of this Lease obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

         (b) Continue the Lease and Lessee's right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor's interests, shall not constitute a termination of the Lessee's right to possession.

         (c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability

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under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

     13.4 LATE CHARGES. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within five (5) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a one-time late charge equal to six percent (6%) of each such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance.

     13.5 INTEREST. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base
Rent) or within thirty (30) days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the thirty-first (31st) day after it was due as to non-scheduled payments. The interest ("Interest") charged shall be equal to the prime rate reported in the Wall Street Journal as published closest prior to the date when due plus two percent (2%) but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

     13.6  BREACH BY LESSOR.

         (a) NOTICE OF BREACH. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than thirty (30) days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

14. CONDEMNATION. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively "Condemnation"), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent (10%) of any building portion of the premises, or more than twenty-five percent (25%) of the land area portion of the premises not occupied by any building, is taken by Condemnation, Lessee may, at Lessee's option, to be exercised in writing within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation for Lessee's relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15.  BROKERS' FEE.

     15.3 REPRESENTATIONS AND INDEMNITIES OF BROKER RELATIONSHIPS. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder's fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability, for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the Indemnifying Party, including any costs, expenses, attorneys' fees reasonably incurred with respect thereto.

16.  ESTOPPEL CERTIFICATES

         (a) Each Party (as "RESPONDING PARTY") shall within ten (10) days after written notice from the other Party (the "REQUESTING PARTY") execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current "ESTOPPEL CERTIFICATE" form published by the American Industrial Real Estate Association, plus such additional information, conformation and/or statements as may be reasonably requested by the Requesting Party.

         (b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such ten day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party's performance, and (iii) if Lessor is the Requesting Party, not more than one month's rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party's Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.

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         (c) If Lessor desires to finance, refinance, or sell the Premises, or any part hereof, Lessee and all Guarantor shall deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser including but not limited to Lessee's financial statements for the past three (3) years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. DEFINITION OF LESSOR. The term "Lessor" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee's interest in the prior lease. In the event of a transfer of Lessor's title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined. Notwithstanding the above, and subject to the provisions of Paragraph 20 below, the original Lessor under this Lease, and all subsequent holders of the Lessor's interest in this Lease shall remain liable and responsible with regard to the potential duties and liabilities of Lessor pertaining to Hazardous Substances as outlined in Paragraph 6 above.

18. SEVERABILITY. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. DAYS. Unless otherwise specifically indicated to the contrary, the word "days" as used in this Lease shall mean and refer to calendar days.

20. LIMITATION ON LIABILITY. Subject to the provisions of Paragraph 17 above, the obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, the individual partners of Lessor or its or their individual partners, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease. and shall not seek recourse against the individual partners of Lessor, or its or their individual partners, directors, officers or shareholders, or any of the personal assets for such satisfaction.

21. TIME OF ESSENCE. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22. NO PRIOR OR OTHER AGREEMENTS; BROKER DISCLAIMER. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective.

23. NOTICES.

     23.1 NOTICE REQUIREMENTS. All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

     23.2 DATE OF NOTICE. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon, if sent by regular mail the notice shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United State Express Mail or overnight courier that guarantee next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt, provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24. WAIVERS. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or condition made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

26. NO RIGHT TO HOLDOVER. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to one hundred fifty percent (150%) of the Base Rent applicable during the month immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent to Lessor to any holding over by Lessee.

27.CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with any other remedies at law or in equity.

28. COVENANTS AND CONDITIONS; CONSTRUCTION OF AGREEMENT. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the parties, but rather according to its fair meaning as a whole, as if both parties had prepared it.

29. BINDING EFFECT; CHOICE OF LAW. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30. SUBORDINATION; ATTORNMENT; NON-DISTURBANCE.

     30.1 SUBORDINATION. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "SECURITY DEVICE"), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as "Lender") shall have no liability or obligations to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

     30.2 ATTORNMENT. Subject to the non-disturbance provisions of Paragraph 30.3, Lessee agrees to attorn to a Lender of any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new

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owner shall not: (i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor, or (iii) be bound by prepayment of more than one (1) month's rent.

    30.3 NON-DISTURBANCE. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee's subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a "NON-DISTURBANCE AGREEMENT") from the Lender which Non-Disturbance Agreement provides that Lessee's possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, within sixty (60) days after the execution of this Lease, Lessor shall use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. In the event that Lessor is unable to provide the Non-Disturbance Agreement within sixty (60) days, then Lessee may, at Lessees option, directly contact Lessor's lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.

     30.4 SELF-EXECUTING. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31. ATTORNEYS' FEES. If any Party or Broker brings an action or proceeding involving the Premises to enforce the terms hereof or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "Prevailing Party" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. In addition, Lessor shall be entitled to attorneys' fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach.

32. LESSOR'S ACCESS; SHOWING PREMISES; REPAIRS. Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times after 24 hours prior notice for the purpose of showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary. All such activities shall be without abatement of rent or liability to Lessee. Lessor may at any time place on the Premises any ordinary "For Sale" signs and Lessor may during the last six (6) months of the term hereof place on the Premises any ordinary "For Lease" signs. Lessee may at any time place on or about the Premises any ordinary "For Sublease" sign.

33. AUCTIONS. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor's prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34. SIGNS. Except for ordinary "For Sublease" signs, Lessee shall not place any sign upon the Premises without Lessor's prior written consent. All signs must comply with all Applicable Requirements.

35. TERMINATION; MERGER. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor's failure within ten (10) days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor's election to have such event constitute the termination of such interest.

36. CONSENTS. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' and other consultants' fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor's consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor's consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within ten (10) business days following such request.

38. QUIET POSSESSION. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease. Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

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41. SECURITY MEASURES. Lessee hereby acknowledges that the rental payable to
Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises. Lessee, its agents and invitees and their property from the acts of third parties.

42. RESERVATIONS. Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43. PERFORMANCE UNDER PROTEST. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute or recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay.

44. AUTHORITY. If either Party hereto is acorporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each party shall, within thirty
(30) days after request, deliver to the other party satisfactory evidence of such authority.

45. CONFLICT. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46. OFFER. Preparation of this Lease by either Party, or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

47. AMENDMENTS. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

48. MULTIPLE PARTIES. If more than one person or entity is named herein as either Lessor or Lessee, such multiple Parties shall have joint and several responsibility to comply with the terms of this Lease. (See Addendum Paragraph
56)

49. MEDIATION AND ARBITRATION OF DISPUTES. An Addendum requiring the Mediation and/or the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease [ ] is [ x ] is not attached to this Lease.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

-------------------------------------------------------------------------------
ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS
LEASE.
2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION
OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR LESSEE'S INTENDED USE.

WARNING: IF THE PREMISES IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED.
-------------------------------------------------------------------------------

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at: Palo Alto, California   Executed at:  Belmont, CA
           ------------------------             ---------------------------
on:  June 15, 1999                   on:  1630 HRS    5 June 1999
   --------------------------------     -----------------------------------

By LESSOR:                           By LESSEE:
W.F. BATTON & CO., INC.,             WIRELESS, INC.,
-----------------------------------  --------------------------------------
A CALIFORNIA CORPORATION             A CALIFORNIA CORPORATION

By:  /s/ Marie A. Batton             By:  /s/ William E. Gibson
     ------------------------------     -----------------------------------
Name Printed: /s/ Marie A. Batton    Name Printed:  William E. Gibson
            -----------------------               -------------------------
Title: Vice President                Title: President/CEO
     ------------------------------       ---------------------------------

By: /s/ Pamela Foley                 By:  /s/ William Yang
Name Printed:  Pamela Foley          Name Printed:  William Yang
            -----------------------              --------------------------
Title: Vice President                Title:  VP/Secretary
     ------------------------------       ---------------------------------
Address:                             Address:
       ----------------------------         -------------------------------

Telephone: (       )                 Telephone: (       )
         --------------------------           -----------------------------
Facsimile: (        )                Facsimile: (        )
         --------------------------           -----------------------------
Federal ID No.                       Federal ID No.
             ----------------------               -------------------------

NOTE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION, 700 So. Flower Street, Suite 600, Los Angeles, CA 90017, (213) 687-8777. Fax No.
     (213) 687-8616.

                                      MOMENTUM LASER, INC.,
                                      a California corporation

                                       By:  /s/ William E. Gibson
                                          ----------------------------------
                                       Its  President/CEO

                                       By:
                                          ----------------------------------
                                       Its

                                ADDENDUM TO LEASE

                              5452 Betsy Ross Drive
                             Santa Clara, California

          This Addendum to Lease is entered into as of June 4, 1999, by and between W.F. BATTON & CO., INC., a California corporation, Lessor, and WIRELESS, INC., a California corporation, and MOMENTUM LASER, INC., a California corporation, Lessee, for the Premises at 5452 Betsy Ross Drive, Santa Clara, California.

         Lessor and Lessee further agree as follows:

         50.      BASE RENT.
                  ---------

                  (a) Lessee shall pay to Lessor Base Rent per month based upon the Premises consisting of 54,800 square feet at the initial rate of $1.35 per square foot per month, with annual increases of five cents ($.05) per square foot per month, as follows:

                          PERIOD                         BASE RENT PER MONTH
                         ------                          -------------------
                  August 1 1999 - July 31, 2000               $73,980
                  August 1 2000 - July 31, 2001               $76,720
                  August 1 2001 - July 31. 2002               $79,460
                  August 1 2002 - July 31. 2003               $82,200
                  August 1 2003 - July 31, 2004               $84,940
                  August 1 2004 - July 31, 2005               $87,680
                  August 1 2005 - July 31. 2006               $90,420

                  (b) Lessee shall also pay to Lessor monthly in advance with the Base Rent the monthly installment of the amortization of a portion of the cost of the Tenant Improvements in accordance with Paragraph 52(f)(2) below.

                  (c) Lessee shall pay to Lessor upon the execution and delivery of this Lease the sum of $73,980 as Base Rent for the month of August 1999.

         51.      SECURITY DEPOSIT.
                  ----------------

                  (a) Concurrently with the execution and delivery of this Lease by Lessor and Lessee. Lessee shall deliver to Lessor an unconditional, irrevocable standby letter of credit issued by Silicon Valley Bank (the "BANK") in the amount of Two Hundred Twenty-One Thousand Nine Hundred Forty Dollars ($221,940) (3 x $73,980) in favor of Lessor as beneficiary. with an expiration date of one (1) year from the date of issuance. The letter of credit shall provide that the Bank shall pay the amount of the letter of credit to Lessor upon receipt by the Bank of a letter signed by an officer of Lessor certifying that a breach of this Lease (as defined in Paragraph 13.1) by Lessee has occurred and is


                                      Initials: Lessor /s/ MAB  Lessee  /s/ WEG
                                                       --------        ---------
continuing. The form of the letter of credit shall be subject to Lessor's reasonable approval.

                  (b) Lessee shall deliver to Lessor annually during the entire Lease term at least thirty (30) days prior to the expiration of the letter of credit then outstanding a new one (1) year unconditional irrevocable standby letter of credit issued by the Bank in the form previously approved by Lessor in an amount equal to three (3) months of Base Rent at the new rate payable for the Lease year beginning as of the following August 1st in accordance with Paragraph 50(a) above, in favor of Lessor as beneficiary, with the same provision for payment by the Bank referred to in Paragraph 51(a) above. Failure of Lessee to deliver to Lessor a new letter of credit which complies with the foregoing provisions at least thirty (30) days prior to the expiration of the then outstanding letter of credit shall constitute a breach by Lessee of this Lease, which shall give Lessor the right to draw on the then outstanding letter of credit.

                  (c) When Lessee's consolidated balance sheet dated as of the end of Lessee's fiscal year prepared in accordance with generally accepted accounting principles, certified by Lessee's independent certified public accountants, shows that Lessee's current assets exceed Lessee's current liabilities by more than Thirty Million Dollars ($30,000,000), the next letter of credit delivered by Lessee to Lessor may be in an amount equal to two (2) months of Base Rent at the new Base Rent payable for the Lease year beginning as of the following August 1st; provided, that if any subsequent year end audited balance sheet shows that Lessee's current assets do not exceed Lessee's current liabilities by more than Thirty Million Dollars ($30,000,000), the next letter of credit delivered by Lessee to Lessor shall be in an amount equal to three (3) months of Base Rent at the Base Rent payable for the next Lease year commencing August 1st.

                  (d) Lessor shall surrender the letter of credit to Lessee upon the expiration or sooner termination of the lease term, provided that Lessee is not in default hereunder. Lessee has performed all of Lessee's obligations under this Lease, and this Lease was not terminated on account of Lessee's breach.

         52.      CONDITION OF THE PREMISES; TENANT IMPROVEMENTS.
                  ----------------------------------------------

                  (a) Lessor shall deliver the Premises to Lessee broom clean and free of debris on or before August 1, 1999 (the "Commencement Date") with the improvements described in Paragraph 52(b) (the "Tenant Improvements") completed. If the Tenant Improvements are not completed by August 1, 1999 due solely to delays caused by Lessee which are documented by Lessor and/or the Contractor, the Commencement Date and rent commencement shall be August 1, 1999.

                  (b) Prior to the occupancy of the Premises by Lessee, Lessor shall cause to be constructed and completed the Tenant Improvements to the Premises listed on Exhibit "B" and shown on the floor plan, Exhibit "B-2," attached hereto and incorporated by reference herein. Lessor shall cause the Tenant Improvements to be constructed by


                                      Initials: Lessor /s/ MAB  Lessee  /s/ WEG
                                                       --------        ---------

Dymond Construction Group (the "Contractor") pursuant to an Agreement between Lessor and the Contractor (the "Construction Contract") which shall provide for a guaranteed maximum cost of items F, G, and H on Exhibit "B" in an amount approved by Lessor and Lessee. Plans and specifications for the Tenant Improvements shall be prepared by LRS Architects at Lessor's expense. The Construction Contract and the plans and specifications for the Tenant Improvements shall be subject to approval by Lessee, which approval shall not be unreasonably withheld. The Construction Contract shall include a guarantee by the Contractor against defects in workmanship or materials for one (1) year.

                  (c) The Contractor has obtained bids for the portion of the work referred to as items F, G, and H on Exhibit "B" which is to be performed by subcontractors. Lessor and Lessee have approved the Contractor's estimate of Two Hundred Sixty-Seven Thousand Five Hundred Ninety-Five Dollars ($267,595) as the cost to construct items F, G, and H. If the final bid of the Contractor for the cost of items F, G, and H exceeds Two Hundred Sixty-Seven Thousand Five Hundred Ninety-Five Dollars ($267,595), Lessor and Lessee have reviewed the bid and the plans and are unable to agree upon changes to the plans to reduce the cost of items F, G, and H to Two Hundred Sixty-Seven Thousand Five Hundred Ninety-Five Dollars ($267,595) promptly after receipt of said bid after attempting in good faith to do so, Lessor and Lessee shall approve the final bid of the Contractor for items F, G, and H, and Lessee shall pay in a lump sum in cash to Lessor promptly upon completion of the Tenant Improvements that portion of the cost of items F, G, and H which exceeds Two Hundred Sixty-Seven Thousand Five Hundred Ninety-Five Dollars ($267,595), in addition to the payments by Lessee to Lessor pursuant to Paragraph 52(f) below.

                  (d) After the working drawings have been approved by Lessor and Lessee in final form in writing as provided above, Lessee shall have the right to request change orders to items F, G, and H. Any change order requested by Lessee shall be subject to the prior written approval of Lessor, which consent shall not be unreasonably withheld or delayed provided that the change order does not increase the total improvement costs of items F, G, and H unless Lessee agrees to pay such excess. Lessee shall not be entitled to request, and Lessor shall not be obligated to approve, any change order which increases the total cost of items F, G, and H to an amount which exceeds the cost previously approved by Lessor and Lessee, unless Lessee agrees to pay such excess to Lessor in a lump sum in cash promptly upon completion of the Tenant Improvements.

                 (e) The cost of items A through E, inclusive, on Exhibit "B" shall be paid by Lessor.

                 (f) The cost of items F, G, and H on Exhibit "B" shall be paid as follows:

                    (1) The initial One Hundred Sixty-Seven Thousand Five Hundred Ninety-Five Dollars ($167,595) of the cost of items F, G, and H shall be reimbursed by

                                      Initials: Lessor /s/ MAB  Lessee  /s/ WEG
                                                       --------        ---------

Lessee to Lessor, with Eighty-Three Thousand Seven Hundred Ninety-Seven and Fifty One Hundredth Dollars ($83,797.50) thereof paid in cash by Lessee to Lessor within five (5) days after Lessor gives written notice to Lessee of completion of the Tenant Improvements, and the remaining Eighty-Three Thousand Seven Hundred Ninety-Seven and Fifty One Hundredth Dollars ($83,797.50) thereof shall be evidenced by Lessee's negotiable Promissory Note in said principal amount in form approved by Lessor delivered by Lessee to Lessor with said cash payment of Eighty-Three Thousand Seven Hundred Ninety-Seven and Fifty One Hundredth Dollars ($83,797.50). Said Promissory Note shall bear interest at ten percent (10%) per annum, with principal and accrued interest all due and payable six (6) months after the date of Lessor's notice to Lessee of the completion of the Tenant Improvements. Default by Lessee in payment of said Note shall constitute a default by Lessee under this Lease.

                    (2) The next One Hundred Thousand Dollars ($100,000) of the cost of items F, G, and H initially shall be paid by Lessor to the Contractor. Said amount shall be reimbursed by Lessee to Lessor in eighty-four (84) equal monthly installments, plus simple interest on the unpaid principal balance at the rate of ten percent (10%) per annum, payable by Lessee to Lessor monthly in advance together with monthly Base Rent. Failure by Lessee to pay any installment when due shall constitute a default by Lessee under this Lease.

                    (3) Lessee shall pay to the Lessor in cash promptly upon completion of the Tenant Improvements that portion of the cost, if any, of items F, G, and H which exceeds Two Hundred Sixty-Seven Thousand Five Hundred Ninety-Five Dollars ($267,595).

                  (g) All of the Tenant Improvements which are constructed with funds of Lessor shall become the property of Lessor. Any furnishings, trade fixtures, equipment installed in the Premises and paid for by Lessee shall become the property of Lessee upon installation thereof in the Premises and Lessee shall have the right to depreciate and claim and collect investment tax credits on any such property throughout the term of the Lease.

                  (h) Provided that no default by Lessee occurs hereunder, items F, G, and H on Exhibit "B" shall be deemed to have been constructed with Lessee's funds and Lessee shall be entitled to claim the depreciation deductions (and investment tax credit, if applicable) for such items for income tax purposes. Notwithstanding the foregoing, items F, G, and H and any other Tenant Improvements constructed with Lessee's funds shall become a part of the realty and shall become Lessor's property upon the expiration or sooner termination of this Lease, except for items which Lessor and Lessee agree in writing prior to commencement of construction may be or shall be removed by Lessee.

          53. HAZARDOUS MATERIALS MANAGEMENT PLAN. Lessee represents, warrants and covenants with Lessor that Lessee will not conduct any manufacturing or development processes on the Premises in which hazardous materials are regularly used. Except as set forth on Exhibit "C" attached hereto and incorporated herein by reference. Lessee shall

                                      Initials: Lessor /s/ MAB  Lessee  /s/ WEG
                                                       --------        ---------
not bring onto the Premises any hazardous materials. Lessee shall deliver to Lessor (1) a copy of Lessee's current Hazardous Materials Management Plan, and any amendments or supplements thereto, or replacements thereof, from time to time during the term of this Lease, and (2) a copy of all Hazardous Materials reports or plans filed by Lessee with the City of Santa Clara, even though Lessee's Hazardous Materials Management Plan and any such reports on plans filed with the City show that Lessee is not currently using any reportable hazardous materials on the Premises.

          54. MAINTENANCE: REPAIRS UTILITY INSTALLATIONS: TRADE FIXTURES AND ALTERATIONS.

Pursuant to Paragraphs 7.1 and 7.2, Lessor's Obligations, of the printed portion of this Lease, Lessor and Lessee agree that this Lease is a "NNN Lease" and that it shall be solely Lessee's obligation to repair and maintain the Premises, and the equipment therein. Lessee shall reimburse Lessor within fifteen (15) days after demand for all operating expenses of the Premises, including, but not limited to, real property taxes and assessments, and Lessor's property insurance and liability insurance; Lessee shall directly contract for and shall be responsible for all repairs and maintenance, including but not limited to, repair and maintenance (and replacement, as necessary) of the parking area, landscaping, common areas, building repairs and maintenance, mechanical systems in the building, and utilities; structural and non-structural repair, maintenance and replacement of the roof, and other structural and non-structural repairs and replacement of building elements required as a result of the installation, repair, maintenance, operation and removal of Lessee's improvements, fixtures, and equipment. Lessee shall also pay to Lessor a property management fee equal to ten percent (10%) of any operating costs or capital improvement costs which are contracted for and administered by Lessor and passed through to Lessee for reimbursement pursuant to the terms of this Lease, but excluding property taxes, insurance premiums, and the repairs and maintenance expenses which are contracted for and administered by Lessee.

              54A. INSURANCE.

                  (a) The parties acknowledge and agree that Lessor is the "Insuring Party" for purposes of Paragraph 1.9 and Paragraph 8.

                  (b) Paragraphs 8.3(a) and 8.3(b) of the printed portion of this Lease (which Paragraphs shall remain in full force and effect) are supplemented as follows:

                  The property insurance carried by Lessor pursuant to Paragraph 8.3 shall include (i) property insurance insuring the building and all improvements which now are or hereafter become a part of the Premises for perils covered by a causes of loss-special form insurance policy containing both replacement cost and agreed amount endorsements or options; (ii) boiler and machinery insurance, if applicable; (iii) flood insurance; (iv) earthquake insurance (if required by Lessor's mortgage lender in the future and Lessor's mortgage lender determines that the cost and availability of earthquake insurance is reasonable); (v) builders risk insurance during all periods of construction; (vi) insurance against all other hazards as may be reasonably required by Lessor's lender;

                                      Initials: Lessor /s/ MAB  Lessee  /s/ WEG
                                                       --------        ---------
and (vii) rental value insurance for the perils insured against by Lessor for one hundred percent (100%) of the Rent (including operating expenses, real estate taxes, assessments and insurance costs which are Lessee's liability) for a period of twelve (12) months.

              55. ASSIGNMENT AND SUBLETTING. Paragraph 12, Assignment and Subletting, of the printed Lease form is amended as follows:

                  (a) Lessee shall have the right to sublease less than fifty percent (50%) of the Premises without Lessor having the right to recapture said portion of the Premises, provided that (1) upon the expiration of the sublease term there are at least eighteen (18) months remaining on the term of this Lease, (2) concurrently with Lessee's request to Lessor that Lessor approve the sublease Lessee shall deliver to Lessor a certificate under penalty of perjury stating that at the time of entering into the sublease Lessee intends to occupy one hundred percent (100%) of the Premises upon the expiration of the sublease term, and (3) during the entire term of the sublease Lessee shall occupy the balance of the Premises which is not subject to said sublease. Vacation or abandonment of the Premises by Lessee, or the surrender or termination of this Lease shall automatically terminate the sublease.

                  (b) Lessee may sublet the entire Premises to a single sublessee for the entire balance of the term of this Lease, subject to the conditions set forth in Paragraph 12 of the printed Lease and subject to the conditions set forth in subparagraph (c) below, including, but not limited to, Lessor's right to recapture the Premises in lieu of consenting to such sublease.

                  (c) Any sublease entered into by Lessee pursuant to Paragraphs 55(a) or 55(b) above shall be subject to Lessor's prior written approval and shall be subject to the conditions specified in Paragraph 12 of this Lease, amended and supplemented as follows: (1) any sublease base rent in excess of the amount Lessee is paying to Lessor shall be shared 50-50 by Lessor and Lessee, without any deductions from such excess whatsoever; (2) any such sublease shall provide that sub-subletting by the sublessee is expressly prohibited; (3) in lieu of approving or disapproving a sublease referred to in Paragraph 55(b), Lessor may terminate this Lease and recapture the Premises without any liability to Lessee; and (4) Lessor shall have not less than fifteen (15) business days after receipt by Lessor of (i) Lessee's written request for consent to a sublease, and (ii) all relevant information requested by Lessor including the transaction documentation, within which to give Lessor's approval or disapproval of the sublease, or to terminate this Lease and recapture the Premises.

                  (d) Lessee shall reimburse Lessor for Lessor's attorney's fees incurred in connection with any assignment or sublease transaction. Said attorney's fees shall be billed at the attorney's normal hourly rate, but such fees shall not exceed the total of One Thousand Dollars ($1,000).

                  (e) Notwithstanding anything to the contrary in this Lease, Lessee may, without Lessor's prior written consent, without any participation by Lessor in assignment

                                      Initials: Lessor /s/ MAB  Lessee  /s/ WEG
                                                       --------        ---------
and subletting proceeds, and without Lessor's right of recapture the Premises, sublet the Premises or assign this Lease to a subsidiary, affiliate, division, or corporation controlling, controlled by or under common control with Lessee; a successor corporation related to Lessee by merger, consolidation, nonbankruptcy reorganization, or government action; or a purchaser of substantially all of Lessee's assets located in the Premises; provided that in any such case each of the following conditions is satisfied: no default by Lessee under this Lease then remains uncured; Lessee shall provide Lessor with documentary, evidence reasonably satisfactory, to Lessor that as of the effective date of such transaction the assignee, sublessee or transferee has a positive net worth of at least Five Million Dollars ($5,000,000); and the assignee, sublessee, or transferee shall expressly assume and agree to perform all of the obligations of Lessee under this Lease by a written assignment, acceptance of assignment and assumption, a copy of which shall be delivered to Lessor concurrently with the assignment, sublease, or transfer.

                  (f) For purposes of this Lease, the sale of Lessee's capital stock through any public offering or over any stock exchange or other issuance of securities for the purpose of raising financing shall not be deemed an assignment, subletting, or any other transfer of this Lease or the Premises.

          56. JOINT AND SEVERAL LIABILITY. Wireless, Inc. and Momentum Laser, Inc. shall be jointly and severally liable to Lessor for the payment of rent and all other sums payable by Lessee and for the performance of all obligations of Lessee hereunder. Lessee shall submit one rent check and one insurance certificate in behalf of the Lessee entities.

          57. ADDENDUM TO GOVERN. In the event of any inconsistency between the printed provisions of this Lease and this typed Addendum to Lease, the provisions of this typed Addendum to Lease shall govern.

                                      Initials: Lessor /s/ MAB  Lessee  /s/ WEG
                                                       --------        ---------

         IN WITNESS WHEREOF, the parties have executed this Lease as of the date set forth above.

                                     LESSOR
                                     W.F. BATTON & CO., INC.
                                     a California corporation

                                     By  /s/ Marie A. Batton
                                       ----------------------------------------
                                                         Its President

                                     By  /s/ Pamela Foley
                                       ----------------------------------------
                                                         Its Vice President

                                     LESSEE

                                     WIRELESS, INC.
                                     a California corporation

                                     By  /s/ William E. Gibson
                                       ----------------------------------------
                                                         Its  President/CEO

                                     By  /s/ illegible
                                       ----------------------------------------
                                                         Its  CFO

                                     MOMENTUM LASER, INC.
                                     a California corporation

                                     By  /s/ William E. Gibson
                                       ----------------------------------------
                                                         Its

                                     By  /s/ illegible
                                       ----------------------------------------
                                                         Its  VP/Secretary

                               LEGAL DESCRIPTION

All that certain real property situate in the City of Santa Clara, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

Parcel 107, as shown on that certain Map, which Map was filed for record in the office of the Recorder of the County of Santa Clara, State of California, on February 17, 1978 in Book 413 of Maps, page(s) 13, 14 and 15.

Reserving therefrom a reciprocal easement for ingress and egress lying over the Westerly 30 feet of said land, as disclosed by that certain instrument executed by W.F. Batton and Co., Inc., a California Corporation and W.F. Batton and Marie
A. Batton, Husband and Wife, recorded on July 7, 1983 in Book H 695, page 49, Official Records.

PARCEL TWO:

An appurtenant easement for ingress and egress as disclosed by that certain instrument executed by W.F. Barton and Co., Inc., a California Corporation and W.F. Batton and Marie A. Batton, Husband and Wife recorded July 7, 1983 in Book H 695, page 49, Official Records, and being described therein as follows:

An easement for ingress and egress over the Westerly 30 feet of Parcel 107, 108, 109, the Easterly 30 feet of Parcels 111, 112 and 113, and the Southerly 30 feet of Parcel 108, and the Northerly 30 feet of Parcel 109, as said parcels are shown on the Parcel Map Filed for record on February 17, 1978 in Book 413 of Maps, at pages 13, 14 and 15, Santa Clara Records.

Excepting therefrom all that portion thereof lying within the bounds of the above described Parcel One.

ARB No:  104-02-016.07
APN No:  104-50-401







                                   EXHIBIT "A"

                               TENANT IMPROVEMENTS

ITEM                               DESCRIPTION

(A) New carpet and new ceiling files and existing light fixtures to be in good operating condition

(B)       VCT Floor Covering, including cafeteria (not Including warehouse)

(C) Painting (includes removing selected wallpaper; bathrooms and kitchen area; wood in lobby area to remain)

(D)       ADA Work (including door latches; bathrooms)

(E)       Refurbishment of kitchen/break area

(F)       Modification of five (5) existing offices

(G)       Seven (7) new offices in manufacturing area

(H) All other tenant specific improvements which are requested by Lessee and approved by Lessor
















                                   EXHIBIT "B"